Exhibit 10.24
PRESTIGE BRANDS HOLDINGS, INC.
2005 LONG-TERM EQUITY INCENTIVE PLAN

AWARD AGREEMENT FOR RESTRICTED STOCK UNITS

THIS AWARD AGREEMENT (the "Agreement") is made and entered into effective as of ________________, ________, by and between PRESTIGE BRANDS HOLDINGS, INC., (together with its subsidiaries, the "Company"), and _____________________ (the "Participant"), pursuant to the Prestige Brands Holdings, Inc. 2005 Long-Term Equity Incentive Plan, as it may be amended and restated from time to time (the "Plan").  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

W I T N E S S E T H:

WHEREAS, the Participant is eligible to receive an Award under the terms of the Plan; and

WHEREAS, pursuant to the Plan and subject to the execution of this Agreement, the Committee has granted, and the Participant desires to receive, an Award.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.    AWARD OF RESTRICTED STOCK UNITS.  On the date specified on Exhibit A attached hereto (the "Date of Grant") but subject to the execution of this Agreement, the Company granted to the Participant an Award in the form of Restricted Stock Units ("RSUs") entitling the Participant to receive from the Company, without payment, one share of Common Stock (a "Share") for each RSU set forth on said Exhibit A.

2.    EFFECT OF PLAN.  The RSUs are in all respects subject to, and shall be governed and determined by, the provisions of the Plan (all of the terms of which are incorporated herein by reference) and to any rules which might be adopted by the Board or the Committee with respect to the Plan to the same extent and with the same effect as if set forth fully herein.  The Participant hereby acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his beneficiaries and any other person having or claiming an interest in the RSUs.

3.    VESTING.  The RSUs shall vest according to the schedule set forth on Exhibit A.  Notwithstanding the foregoing, upon the Participant's death, Disability, or Retirement the Committee, in its sole discretion, may vest the RSUs.  The RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the RSUs vest.

4.    RIGHTS PRIOR TO VESTING.  During the period prior to lapse of the restrictions and the vesting, in the event that any dividend is paid by the Company with respect to the Common Stock (whether in the form of cash, Common Stock or other property), then the Committee shall, in the manner it deems equitable or appropriate, adjust the number of RSUs allocated to each

Participant's Stock Award Account to reflect such dividend.

5.    SETTLEMENT OF RSUS.  Each RSU will be settled by delivery to the Participant, or in the event of the Participant's death to the Participant's legal representative, of one Share for each vested RSU promptly following the earliest of:

(a)    the Participant's death;

(b)    the Participant's termination due to Disability; or

(c)    the later of the following:

(1)    the Participant's Termination of Employment, as hereinafter defined; or

(2)    the Participant's Deferred Settlement Date, as set forth in Exhibit A hereto.

For purposes of this Agreement, a Participant's Termination of Employment means the termination of the Participant's employment or cessation of service as a Director with the Company for reasons other than death or Disability.  Whether a Termination of Employment takes place is determined based on the facts and circumstances surrounding the termination of the Participant’s employment and whether the Company and the Participant intended for the Participant to provide significant services for the Company following such termination.  A change in the Participant’s employment status will not be considered a Termination of Employment if:

(i)           the Participant continues to provide services as an employee of the Company at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period), or

(ii)           the Participant continues to provide services to the Company in a capacity other than as an employee of the Company at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period).

6.     SECURITIES LAW RESTRICTIONS. Acceptance of this Agreement shall be deemed to constitute the Participant's acknowledgement that the RSUs shall be subject to such restrictions and conditions on any resale and on any other disposition as the Company shall deem necessary under any applicable laws or regulations or in light of any stock exchange requirements.

7.     NO ASSIGNMENT.  The RSUs are personal to the Participant and may not in any manner or respect be assigned or transferred otherwise than by will or the laws of descent and distribution.

8.      NO RIGHT TO CONTINUED EMPLOYMENT.  Neither the Plan nor this Agreement shall give the Participant the right to continued employment by the Company or shall adversely affect the right of the Company to terminate the Participant's employment with or without cause at any time.

9.      GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applied without giving effect to any conflict-of-law principles.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

10.    BINDING EFFECT.  This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective executors, administrators, personal representatives, legal representatives, heirs, and successors in interest.

11.    COUNTERPART EXECUTION.  This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and such counterparts shall, together, constitute and be one and the same instrument.

12.    WITHHOLDING.  The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes required by law to be withheld with respect to any taxable event arising as a result of the grant or settlement of the RSUs.  With respect to withholding required upon the settlement of the RSUs, the Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date as of which the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.  All such elections shall be irrevocable, made in writing, signed by the Participant, and subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

IN WITNESS WHEREOF, the Company and the Participant have executed and delivered this Agreement as of the day and year first written above.

PRESTIGE BRANDS HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT

EXHIBIT A

TO

AWARD AGREEMENT, dated as of ___________________, between PRESTIGE BRANDS HOLDINGS, INC. and ______________________.

1.    Date of Grant:

2.    Number of Restricted Stock Units*:

3.    Vesting Schedule:

Date	Vested Percentage

4.    Deferred Settlement Date: By electing below, the Participant irrevocably elects to defer settlement of the Award until the earlier of death or the date specified below:

Attainment of age	(not to exceed age 65);

Years (not to exceed 5) following the Participant's Termination of Employment.

* Subject to adjustment as provided in Paragraph 4 of the Award Agreement.

A-1